Filed pursuant to Rule 424(b)(3)
                                                    Registration No. 333-188364
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2013)

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

      The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholder removed:
                                                    Shares Issuable Upon
      Name                                      Exercise of Series C Warrants
      ----                                      -----------------------------

      Michael Barish                                       25,000


     Changes to Selling Shareholders.


                                     Shares Issuable                      Share       Percentage
                                      Upon Exercise      Shares to       Ownership    Ownership
Name of Selling           Shares        of Series       be sold in         After        After
 Shareholder              Owned        C Warrants      this Offering     Offering      Offering
--------------            ------      --------------   -------------    ----------    ----------

Warberg WF III LP                         25,000         25,000



